EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 24, 2017, relating to the financial statements and financial highlights which appear in the August 31, 2017 Annual Reports to Shareholders of the Goldman Sachs ActiveBeta® International Equity ETF, the Goldman Sachs ActiveBeta® Emerging Markets Equity ETF, the Goldman Sachs ActiveBeta® Europe Equity ETF, the Goldman Sachs ActiveBeta® Japan Equity ETF, the Goldman Sachs ActiveBeta® U.S. Large Cap Equity ETF, the Goldman Sachs ActiveBeta® U.S. Small Cap Equity ETF, the Goldman Sachs Hedge Industry VIP ETF, the Goldman Sachs Access Investment Grade Corporate Bond ETF, and the Goldman Sachs TreasuryAccess 0-1 Year ETF. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 22, 2017